UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2008

BERRY PLASTICS CORPORATION (f/k/a Berry Plastics Holding Corporation) (Exact name of Registrant as specified in its charter)
Delaware (State of Incorporation)	333-138380 (Commission File Numbers)	35-1813706 (I.R.S. Employer Identification No.)
101 Oakley Street Evansville, Indiana (Address of principal executive offices)	47710 (Zip Code)
(812) 424-2904 (Registrant’s telephone number, including area code)
NA (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure.

Berry Plastics Corporation (the “Company”), an Apollo Management, L.P. and Graham Partners portfolio company, issued a press release on April 16, 2008, announcing the pricing and an increase in size of its private placement of first priority floating rate senior secured notes due 2015 (the “Notes”) that was launched on April 14, 2008. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The net proceeds of the offering will be used to repay borrowings under the Company’s bridge loan credit facility that were used to finance and pay costs related to the Company’s acquisition of Captive Holdings, Inc., the parent company of Captive Plastics, Inc., to repay amounts outstanding under the Company’s revolving credit facility (estimated at $131 million as of March 29, 2007) as well as to pay fees and expenses related to the offering. Any remaining proceeds will be used by the Company for general corporate purposes. The offering is expected to close on April 18, 2008, subject to customary closing conditions.

The Company increased the total size of the offering from a previously planned amount of $530.6  million to $680.6 million and will result in net proceeds to the Company, before expenses, of $661.3 million. The Notes will be guaranteed on a senior secured basis by all of the Company’s existing and future domestic subsidiaries, subject to certain exceptions and will include all of the Company’s subsidiaries that guarantee the Company’s obligations under its term loan facility. The Notes and the guarantees will be general senior obligations and will rank senior in right of payment to all of the Company’s, and, in the case of the guarantees, to all of the guarantors’, existing and future subordinated debt. The Notes and the guarantees will be secured on a first-priority basis by a lien on the assets that secure the Company’s obligations under its senior secured credit facilities, subject to certain exceptions.

The Notes will mature on February 15, 2015 and interest on the Notes will be payable at LIBOR  plus 475 basis points, reset quarterly, per annum, in each case, on January 15, April 15, July 15 and October 15 of each year, beginning on July 15, 2008.

The information included as Exhibit 99.2 to this Current Report on Form 8-K is incorporated by reference in Item 7.01 of this Current Report on Form 8-K. This information, which has not been previously reported, was used in connection with the pricing of offering described above. This information shall be deemed not to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release.
99.2	Disclosure used in connection with the pricing of Berry Plastics Corporation’s $680.6 million aggregate principal amount of first priority floating rate senior secured notes due 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERRY PLASTICS CORPORATION

Date: April 17, 2008	By:	/s/: James M. Kratochvil
Name: James M. Kratochvil Title: Executive Vice President, Chief Financial Officer, Treasurer and Secretary

Exhibit Index

Exhibit No.	Description
99.1	Press release.
99.2	Disclosure used in connection with the pricing of Berry Plastics Corporation’s $680.6 million aggregate principal amount of first priority floating rate senior secured notes due 2015.